TERM NOTE

$200,000                                                   Denver, Colorado
                                                           December 9, 1996


     For value received, the undersigned, CARLYLE GOLF, INC., a Colorado corporation (the "Borrower"), hereby promises to pay to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Thousand and no/100 Dollars ($200,000) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated July 7, 1995, by and between the Lender and the Borrower, as amended (the "Credit Agreement"). The principal hereof shall be payable in monthly installments in the amount set forth in the Credit Agreement, commencing on February 1, 1997 and continuing on the first day of each month thereafter until March 31, 1997, when the outstanding principal balance hereof shall be due and payable in full. Interest accruing thereon shall be due and payable on the first day of each month and on maturity or earlier payment in full. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit
Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement.

     This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                              CARLYLE GOLF, INC.


                              By: /s/Jerome M. Hause
                              Its: President